UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )
Filed by Registrant ☑
Filed by Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NBT Bancorp Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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52 South Broad Street Norwich, New York 13815

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY

THE MEETING HAS BEEN ADJOURNED UNTIL
JUNE 2, 2015

May 6, 2015

Dear Shareholder:

According to our latest records, we have not received your voting instructions for the Annual Meeting of Shareholders of NBT Bancorp Inc. which was scheduled for May 5, 2015.

Because Proposal 2 requires approval of holders of 80% of the outstanding shares, voting on Proposal 2 at the Annual Meeting of shareholders has been adjourned to allow additional NBT stockholders to vote and is now scheduled for June 2, 2015.  As of May 5, 2015, holders of 66.67% of the outstanding shares (representing 98.69% of voted shares) have voted in favor of Proposal 2, which amends NBT’s charter and bylaws to declassify its board of directors. Your vote is extremely important, no matter how many shares you hold. Please understand that it is critical that we receive your vote so that we may complete the business of the Annual Meeting of Shareholders without additional delay.

For the reasons set forth in the proxy statement, dated March 27, 2015, the Board of Directors recommends that you vote “FOR” Proposal 2. Two of the nation’s leading independent proxy advisory firms have also advised that NBT shareholders vote “FOR” Proposal 2. Please vote via the internet or telephone as soon as possible or alternatively, please sign, date, and return the enclosed proxy card (see the instructions below).

If you need assistance voting your shares, please call D.F. King toll free at (800) 434-3719 or collect at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Daryl R. Forsythe

Daryl R. Forsythe
Chairman of the Board

You may use one of the following simple methods to promptly provide your voting instructions:

1.        Internet:  Have the control number listed on the enclosed voting instruction form ready and follow the online instructions at www.proxyvote.com.

2.        Telephone:  Have the control number listed on the enclosed voting instruction form ready and call (800) 690-6903.

3.        Mail:  Sign, date, mark and return the enclosed voting instruction form in the postage-paid return envelope provided.